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                                                                  Exhibit 99.1
                                      BIG B, INC.

                   SPECIAL MEETING OF SHAREHOLDERS-DECEMBER 19, 1996

           The undersigned shareholder of Big B, Inc. ("Big B") hereby appoints
       D. Dwayne Hoven, Carl A. Bellini and Brian P. Carney, each of them with full power of substitution, to vote all shares of Common Stock of Big B that the undersigned is entitled to vote if personally present at the Special Meeting of Shareholders of Big B to be held on December 19, 1996, and at any adjournments or postponements thereof as indicated below. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

       The Board of Directors of Big B recommends a vote FOR Proposal 1:

       1. To approve and adopt an Agreement and Plan of Merger dated as of October 27, 1996 (together with the Plan of Merger included therein, the "Merger Agreement"), among Revco D.S., Inc., a Delaware corporation ("Revco"), RDS Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Revco ("Sub"), and Big B. A copy of the Merger Agreement is attached to the accompanying Proxy Statement as Exhibit A. As more fully described in the Proxy Statement, the Merger Agreement provides that: (i) Sub will be merged with and into Big B (the "Merger"), with Big B continuing as the surviving corporation; (ii) Big B will thereupon become a wholly owned subsidiary of Revco; and (iii) each outstanding share of Common Stock, par value $0.001 per share (the "Common Stock"), of Big B (the Common Stock together with the associated Common Stock purchase rights being referred to as the "Shares"), other than Shares owned by Revco, Sub or their respective subsidiaries or Shares held in treasury by Big B and other than Shares held by Shareholders who properly exercise their dissenters' rights under Alabama law, will be converted, upon the consummation of the Merger, into the right to receive $17.25 in cash without interest thereon.

           FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

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              (Continued, and to be dated and signed, on the other side)

                            (Continued from the other side)

       2. In the discretion of the proxies, to vote upon such other business as may properly come before the Special Meeting, and any adjournment or postponement thereof.

           FOR [ ]                  AGAINST [ ]                 ABSTAIN [ ]

       This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned shareholder. IF NO MARKING IS MADE, THIS PROXY WILL BE DEEMED TO BE A DIRECTION TO VOTE FOR THE PROPOSAL 1 and, in the discretion of the proxies, to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BIG B.

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                                                   (Date)

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                                                   (Signature)

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                                                   (Title)

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                                                   (Signature, if held jointly)

                                                   When shares are held by joint
                                                   tenants, both should sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee, guardian, corporate
                                                   officer or partner, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   corporate name by President
                                                   or other authorized officer.
                                                   If a partnership, please sign
                                                   in partnership name by
                                                   authorized person. This Proxy
                                                   votes all shares held in all
                                                   capacities.

                   Please mark, sign, date and mail promptly